Exhibit 10.4

YOUR COMMUNITY BANKSHARES, INC.

RESTRICTED STOCK UNITS AGREEMENT

MODIFICATION

THIS RESTRICTED STOCK UNITS MODIFICATION (the “Modification”) is made as of the 2nd day of May, 2016 by and between James Rickard (the “Executive”), and Your Community Bankshares, Inc. (the “Company”), an Indiana corporation with its principal place of business at 101 West Spring Street, New Albany, Indiana 47150.

Recitals

WHEREAS, the Company awarded Executive restricted stock units under that certain Restricted Stock Unit Award Agreement dated as of December 15, 2014 (the “Award Agreement”);

WHEREAS, the Company and Executive adopted a modification to the Award Agreement effective November 30, 2015 (the “Amendment”) to provide that any unvested restricted stock units awarded to Executive under the Award Agreement would become fully vested in the event of Executive’s death, disability or a Change in Control of the Company;

WHEREAS, the Company and the Executive wish to revoke the Amendment with respect to certain unvested restricted stock units awarded to Executive under the Award Agreement that were originally scheduled to vest on December 15, 2016; and

WHEREAS, Executive desires to accept the revocation of the Amendment with respect to certain unvested restricted stock units awarded to Executive under the Award Agreement that were originally scheduled to vest on December 15, 2016.

NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Revocation. The Amendment is hereby revoked with respect to the 2,000 unvested restricted stock units awarded to Executive under the Award Agreement, which will now vest on December 15, 2016.

2.                                      Ratification. Executive and the Company hereby ratify and reaffirm all of the terms, conditions and provisions of the Award Agreement and other documents related thereto, except as amended herein, and agree the same shall remain in full force and effect.

[Remainder of Page Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Modification effective as of the date first above written.

YOUR COMMUNITY BANKSHARES, INC.

By:	/s/ Paul Chrisco

Title:	CFO

JAMES RICKARD

/s/ James D. Rickard